UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CEL-SCI CORPORATION
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CEL-SCI CORPORATION
8229 Boone Blvd., Suite 802
Vienna, Virginia 22l82
(703) 506-9460

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 20, 2018

To the Shareholders:

Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation (“CEL-SCI”) will be held at 4820-C Seton Drive, Baltimore, MD 21215, on September 20, 2018 at 10:30 a.m. local time, for the following purposes:

(1)
to elect the directors who shall constitute CEL-SCI’s Board of Directors for the ensuing year;

(2)
to approve the adoption of CEL-SCI’s 2018 Non-Qualified Stock Option Plan which provides that up to 2,200,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Plan;

(3)
to approve the adoption of CEL-SCI’s 2018 Stock Bonus Plan which provides that up to 400,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Plan;

(4)
to ratify the appointment of BDO USA, LLP as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2018; and

to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

July 27, 2018 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Shareholders are entitled to one vote for each share held. As of July 27, 2018, there were 23,479,079 outstanding shares of CEL-SCI’s common stock.

CEL-SCI CORPORATION

July 27, 2018
Geert R. Kersten, Chief Executive Officer

The Board of Directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please vote promptly.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 20, 2018. This Proxy Statement is available at: www.irdirect.net/CVM/sec_filings/

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:
ADVANTAGE PROXY
(877) 870-8565 (toll free) or (206) 870-8565 (collect) Or by email at: ksmith@advantageproxy.com

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD,
AND SIGN, DATE AND RETURN THE PROXY CARD, OR VOTE VIA THE INTERNET OR BY TELEPHONE
TO SAVE THE COST OF FURTHER SOLICITATION, PLEASE VOTE PROMPTLY

CEL-SCI CORPORATION
8229 Boone Blvd., Suite 802
Vienna, Virginia 22l82
(703) 506-9460

PROXY STATEMENT

The accompanying proxy is solicited by CEL-SCI’s directors for voting at the annual meeting of shareholders to be held on September 20, 2018, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to CEL-SCI at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was posted on the CEL-SCI’s website on or about August 8, 2018.

There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors. Cumulative voting in the election of directors is not permitted. The other proposals to come before the meeting will be adopted if votes cast in favor of the proposal exceed the votes cast against the proposal.

Shares of CEL-SCI’s common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. “Broker non-votes” represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

The following table lists, as of July 27, 2018, information with respect to the persons owning beneficially 5% or more of CEL-SCI’s outstanding common stock and the number and percentage of outstanding shares owned by each director and officer of CEL-SCI and by the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his or her shares of common stock.

Name and Address	Number of Shares (1)	Percent of Class

Geert R. Kersten 8229 Boone Blvd., Suite 802 Vienna, VA 22182	1,513,453(2)	6.2%

Patricia B. Prichep 8229 Boone Blvd., Suite 802 Vienna, VA 22182	237,483	1.0%

Eyal Talor, Ph.D. 8229 Boone Blvd., Suite 802 Vienna, VA 22182	173,130	*

Name and Address	Number of Shares (1)	Percent of Class

Daniel H. Zimmerman, Ph.D. 8229 Boone Blvd., Suite 802 Vienna, VA 22182	48,827	*

John Cipriano 8229 Boone Blvd., Suite 802 Vienna, VA 22182	83,200	*

Peter R. Young, Ph.D. 208 Hewitt Drive, Suite 103-143 Waco, TX 76712	45,292	*

Bruno Baillavoine 8229 Boone Blvd., Suite 802 Vienna, VA 22182	9,167	*

Robert Watson 245 N. Highland Ave. NE, Suite 230-296 Atlanta, GA 30307	0	*

All Officers and Directors as a Group (8 persons)	2,110,552	8.6%

* Less than 1% of outstanding shares.

(1)
Includes shares issuable prior to September 30, 2018 upon the exercise of options or warrants held by the following persons:

(2)	Name	Options or Warrants Exercisable Prior to September 30, 2018
	Geert R. Kersten, Esq.	740,232(3)
	Patricia B. Prichep	78,027
	Eyal Talor, Ph.D.	57,563
	Daniel Zimmerman, Ph.D.	28,134
	John Cipriano	35,200
	Peter R. Young, Ph.D.	29,201
	Bruno Baillavoine	9,167
	Robert Watson	0

(3)
Amount includes shares held in trust for the benefit of Mr. Kersten's children and securities held in a separate trust, for which Mr. Kersten is a beneficiary.

(4)
Amount includes shares issuable upon the exercise of warrants held by Mr. Kersten directly and in the trust.

OFFICERS AND DIRECTORS

Information concerning CEL-SCI’s officers and directors follows:

Name	Age	Position	Committees
Geert R. Kersten, Esq.	59	Director, Chief Executive Officer and Treasurer

Patricia B. Prichep	67	Senior Vice President of Operations and Corporate Secretary

Eyal Talor, Ph.D.	62	Chief Scientific Officer

Daniel H. Zimmerman, Ph.D.	77	Senior Vice President of Research, Cellular Immunology

John Cipriano	76	Senior Vice President of Regulatory Affairs

Peter R. Young, Ph.D. (1)	73	Director, Independent	Audit, Compensation, and Nominating

Bruno Baillavoine	64	Director, Independent	Audit, Compensation, and Nominating

Robert Watson	61	Director, Independent

(1)
Dr. Young is the chairman of the Audit, Compensation and Nominating committees.

The directors of CEL-SCI serve in such capacity until the next annual meeting of CEL-SCI's shareholders and until their successors have been duly elected and qualified. The officers of CEL-SCI serve at the discretion of CEL-SCI's directors. CEL-SCI’s officers devote substantially all of their time to CEL-SCI’s business.

Geert Kersten has served in his current leadership role at CEL-SCI since 1995. Mr. Kersten has been with CEL-SCI since 1987, the early days of CEL-SCI’s inception. He has been involved in the pioneering field of cancer immunotherapy for almost three decades and has successfully steered CEL-SCI through many challenging cycles in the biotechnology industry. Prior to CEL-SCI, Mr. Kersten worked at the law firm of Finley & Kumble and worked at Source Capital, an investment banking firm located in McLean, VA. He is a native of Germany, graduated from Millfield School in England, and completed his studies in the US. Mr. Kersten received his Undergraduate Degree in Accounting and an M.B.A. from George Washington University, and a law degree (J.D.) from American University in Washington, DC. Mr. Kersten’s experience overseeing the financing and research and development of CEL-SCI for over 25 years qualifies him to continue to serve on CEL-SCI’s board of directors. Mr. Kersten is also the inventor of a patent on the potential use of Multikine® (Leukocyte Interleukin, Injection) in managing cholesterol.

Patricia B. Prichep joined CEL-SCI in 1992 and has been CEL-SCI's Senior Vice President of Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was CEL-SCI's Director of Operations. Ms. Prichep became CEL-SCI's Corporate Secretary in May 2000. She is responsible for all day-to-day operations of CEL-SCI, including human resources and is the liaison with CEL-SCI’s independent registered public accounting firm for financial reporting. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD’s Management, Systems and Support Department, where she was responsible for the internal auditing and work flow analysis of operations. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd. She handled all operations and compliance for Source Capital and was licensed as a securities broker. Ms. Prichep received her B.A. from the University of Bridgeport in Connecticut.

Eyal Talor, Ph.D. joined CEL-SCI in October 1993. In October 2009, Dr. Talor was promoted to Chief Scientific Officer. Between this promotion and March of 1994 he was the Senior Vice President of Research and Manufacturing. He is a clinical immunologist with over 19 years of hands-on management of clinical research and drug development for immunotherapy application (pre-clinical to Phase III), in the biopharmaceutical industry. His expertise includes; biopharmaceutical R&D and Biologics product development, GMP (Good Manufacturing Practices) manufacture, Quality Control testing, and the design and building of GMP manufacturing and testing facilities. He served as Director of Clinical Laboratories (certified by the State of Maryland) and has experience in the design of clinical trials (Phase I – III) and GCP (Good Clinical Practices) requirements. He also has broad experience in the different aspects of biological assay development, analytical methods validation, raw material specifications, and QC (Quality Control) tests development under FDA/GMP, USP, and ICH guidelines. He has extensive experience in the preparation of documentation for IND and other regulatory submissions. His scientific area of expertise encompasses immune response assessment. He is the author of over 25 publications and has published a number of reviews on immune regulations in relation to clinical immunology. Before coming to CEL-SCI, he was Director of R&D and Clinical Development at CBL, Inc., Principal Scientist - Project Director, and Clinical Laboratory Director at SRA Technologies, Inc. Prior to that he was a full time faculty member at The Johns Hopkins University, Medical Intuitions; School of Public Health. He has invented technologies which are covered by two US patents; one on Multikine’s composition of matter and method of use in cancer, and one on a platform Peptide technology (‘Adapt’) for the treatment of autoimmune diseases, asthma, allergy, and transplantation rejection. He also is responsible for numerous product and process inventions as well as a number of pending US and PCT (Patent Cooperation Treaty) patent applications. He received his Ph.D. in Microbiology and Immunology from the University of Ottawa, Ottawa, Ontario, Canada, and had post-doctoral training in clinical and cellular immunology at The Johns Hopkins University, Baltimore, Maryland, USA. He holds an Adjunct Associate teaching position at the Johns Hopkins University Medical Institutions.

Daniel H. Zimmerman, Ph.D. was CEL-SCI's Senior Vice President of Cellular Immunology between 1996 and December 2008 and again since November 2009. He joined CEL-SCI in January 1996 as the Vice President of Research, Cellular Immunology. Dr. Zimmerman founded CELL-MED, Inc. and was its president from 1987-1995. From 1973-1987, Dr. Zimmerman served in various positions at Electronucleonics, Inc. His positions included: Scientist, Senior Scientist, Technical Director and Program Manager. Dr. Zimmerman held various teaching positions at Montgomery College between 1987 and 1995. Dr. Zimmerman has invented technologies which are covered by over a dozen US patents as well as many foreign equivalent patents. He is the author of over 40 scientific publications in the area of immunology and infectious diseases. He has been awarded numerous grants from the National Institutes of Health (NIH) and the Department of Defense. From 1969-1973, Dr. Zimmerman was a Senior Staff Fellow at the NIH. For the following 25 years, he continued on at NIH as a guest worker. Dr. Zimmerman received a Ph.D. in Biochemistry in 1969, and a Masters in Zoology in 1966 from the University of Florida as well as a B.S. in Biology from Emory and Henry College in 1963.

John Cipriano was CEL-SCI’s Senior Vice President of Regulatory Affairs between March 2004 and December 2008 and again since October 2009. Mr. Cipriano brings to CEL-SCI over 30 years of experience with both biotech and pharmaceutical companies. In addition, he held positions at the United States Food and Drug Administration (FDA) as Deputy Director, Division of Biologics Investigational New Drugs, Office of Biologics Research and Review and was the Deputy Director, IND Branch, Division of Biologics Evaluation, Office of Biologics. Mr. Cipriano completed his B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston, Massachusetts and his M.S. in Pharmaceutical Chemistry from Purdue University in West Lafayette, Indiana.

Peter R. Young, Ph.D. has been a Director of CEL-SCI since August 2002. Dr. Young has been a senior executive within the pharmaceutical industry in the United States and Canada for most of his career, originally in organizations that are now part of Sanofi S.A. Over the last 20 years he has primarily held positions of Chief Executive Officer or Chief Financial Officer and has extensive experience with acquisitions and equity financing. Since November 2001, Dr. Young has been the President of Agnus Dei, LLC, which has acted as a partner in an organization managing immune system clinics which treat patients with diseases such as cancer, multiple sclerosis and hepatitis. Between 1997 and 2006, Dr. Young was also the President and Chief Executive Officer of SRL Technology, Inc., a company involved in the development of pharmaceutical drug delivery systems. Between 1998 and 2001, Dr. Young was the Chief Financial Officer of Adams Laboratories, Inc, the developer of Mucinex®. Dr. Young received his Ph.D. in Organic Chemistry from the University of Bristol, England after obtaining his Bachelor's degree in Honors Chemistry, Mathematics and Economics. Subsequently, he qualified as a Fellow of the Chartered Institute of Management Accountants. CEL-SCI believes Dr. Young’s extensive knowledge of the life sciences industry, coupled with his business acumen and financial expertise, gives him the qualifications and skills to serve as a director, the chair of the audit committee, the chair of the nominating committee and a member of CEL-SCI’s compensation committee.

Bruno Baillavoine has been a Director of CEL-SCI since June 2015. Since 2010, Mr. Baillavoine has been a partner of Globomass Holdings Limited, a London, England based developer of renewable energy projects from concept through final operations. Since 2012 Mr. Baillavoine has been the Executive Chairman of Globomass Holdings. Globomass Holdings has subsidiaries in Ireland, Bulgaria, Croatia, Serbia, and has recently acquired a 20% stake in a US based renewable energy company. Between 1978 and 1982 he was the marketing manager of Ravenhead Ltd., a manufacturer of glass tableware, and part of United Distillers Group (later acquired by Grand Metropolitan). During this time Mr. Baillavoine became the UK Business Manager where he restored market share and profit for United Distillers. From 1982 to 1986 Mr. Baillavoine was Group Corporate Planning and Group Marketing Director for Prontaprint where he expanded the number of shops to 500 locations in four years. Mr. Baillavoine joined Grand Metropolitan Plc between 1986-1988 (now Diageo Plc), an FTSE 100 beverage, food, hotel and leisure company, as director in the Special Operations division. In this capacity, he developed plans for Grand Met’s trouble-shooting division for over 20,000 Grand Met retail outlets. From 1988-1991 he was the Managing Director of Nutri Systems (UK) Ltd., a subsidiary of the US based provider of professionally supervised weight loss programs. Between 1991 and 1995, Mr. Baillavoine was Director of BET Group plc, a multinational business support services group, and in 1992, was promoted to the Managing Director for the manufacturing businesses. The £2.3 billion turnaround of BET during his tenure is one of the most successful turnarounds of a top 100 FTSE company. Since 1995, Mr. Baillavoine has held a number of CEO positions across a wide range of industries and geographical locations. Mr. Baillavoine has European and American educations (US high school and University of Wisconsin Eau Claire 1972-1976). CEL-SCI believes Mr. Ballavoine is qualified to act as a director due to his extensive business experience and success in the turnaround and growth of global businesses.

Robert Watson has been a director of CEL-SCI since December 2017. Mr. Watson joined Intermedix, Inc. in July 2017 as President of its Preparedness Technology Division. Immediately prior to joining Intermedix, he was the President and Chief Growth Officer of NantHealth, Inc. (Nasdaq: NH) from January 2015 to May 2017. Prior to NantHealth, he was President and CEO of Streamline Health, Inc. (Nasdaq: STRM) from January 2011 to January 2015. Mr. Watson has over 35 years of experience in the healthcare information technology industry as a CEO, board member and advisor to multiple healthcare information technology companies. He has participated in over 75 acquisitions, raised nearly $750,000,000 in capital, completed three public offerings and successfully sold four companies. Mr. Watson holds a MBA from the Wharton School of Business at the University of Pennsylvania and a BA degree from Syracuse University. Mr. Watson’s business experience and educational background makes him qualified to serve as a director of CEL-SCI.

CEL-SCI’s nominating committee, consisting of Mr. Baillavoine and Dr. Young, has nominated Geert R. Kersten, Peter R. Young, Bruno Baillavoine and Robert Watson to stand for election as directors at the annual meeting. Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the nominees to the board of directors. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion. All nominees to the board of directors have consented to stand for election. CEL-SCI’s Nominating Committee Charter can be reviewed at CEL-SCI’s website: cel-sci.com/about cel-sci/corporate overview.

CEL-SCI does not have any policy regarding the consideration of director candidates recommended by shareholders since a shareholder has never recommended a nominee to the Board of Directors and under Colorado law, any shareholder can nominate a person for election as a director at the annual shareholders’ meeting. However, CEL-SCI’s nominating committee will consider candidates recommended by shareholders. To submit a candidate for the Board of Directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to Dr. Peter Young at the address shown on the cover page of this proxy statement. CEL-SCI’s nominating committee has not established any specific qualifications or skills a nominee must meet to serve as a director. Although CEL-SCI does not have any process for identifying and evaluating director nominees, CEL-SCI does not believe there would be any differences in the manner in which CEL-SCI evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person.

CEL-SCI’s Board of Directors does not have a “leadership structure”, as such, since each director is entitled to introduce resolutions to be considered by the Board and each director is entitled to one vote on any resolution considered by the Board. CEL-SCI’s Chief Executive Officer is not the Chairman of CEL-SCI’s Board of Directors.

CEL-SCI’s Board of Directors has the ultimate responsibility to evaluate and respond to risks facing CEL-SCI. CEL-SCI’s Board of Directors fulfills its obligations in this regard by meeting on a regular basis and communicating, when necessary, with CEL-SCI’s officers.

Peter R. Young, Bruno Baillavoine and Robert Watson are independent as that term is defined in section 803 of the listing standards of the NYSE American.

CEL-SCI’s Board of Directors met 20 times during the fiscal year ended September 30, 2017. All of the Directors attended these meetings, either in person or by telephone conference call. In addition, the Board of Directors had a number of informal telephonic meetings during the course of the year.

CEL-SCI has adopted a Code of Ethics which is applicable to CEL-SCI’S principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on CEL-SCI’s website, located at cel-sci.com/company_code_of_ethics.

If a violation of this code of ethics act is discovered or suspected, the Senior Officer must (anonymously, if desired) send a detailed note, with relevant documents, to CEL-SCI’s Audit Committee, c/o Dr. Peter Young, 208 Hewitt Drive, Suite 103-143, Waco, TX 76712.

CEL-SCI does not have a policy with regard to Board member’s attendance at annual meetings. All Board members, with the exception of Peter Young and Robert Watson, attended the last annual shareholder’s meeting held on June 12, 2017. Mr. Watson did not join the Board until December 18, 2017.

Holders of CEL-SCI’s common stock can send written communications to CEL-SCI’s entire Board of Directors, or to one or more Board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to CEL-SCI’s offices in Vienna, Virginia. Communications addressed to the Board of Directors as whole will be delivered to each Board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

Security holder communications sent to specified Board members or not sent to the Board of Directors as a whole are not relayed to other Board members.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) outlines CEL-SCI’s compensation philosophy, objectives and process for its executive officers. This CD&A includes information on how compensation decisions are made, the overall objectives of CEL-SCI’s compensation program, a description of the various components of compensation that are provided, and additional information pertinent to understanding CEL-SCI’s executive officer compensation program.

The Compensation Committee determines the compensation of CEL-SCI’s Chief Executive Officer and delegates to the Chief Executive Officer the responsibility to determine the base salaries of all other officers under the constraints of an overall limitation on the total amount of compensation to be paid to them.

Compensation Philosophy

CEL-SCI’s compensation philosophy extends to all employees, including executive officers, and is designed to align employee and shareholder interests. The philosophy’s objective is to pay fairly based upon the employee’s position, experience and individual performance. Employees may be rewarded through additional compensation when CEL-SCI meets or exceeds targeted business objectives or if they voluntarily defer compensation during times when the Company is financially in need of help. Generally, under CEL-SCI’s compensation philosophy, as an employee’s level of responsibility increases, a greater portion of his or her total potential compensation becomes contingent upon annual performance.

A substantial portion of an executive's compensation incorporates performance criteria that support and reward achievement of CEL-SCI’s long term business goals.

The fundamental principles of CEL-SCI’s compensation philosophy are described below:

●
Market-driven. Compensation programs are structured to be competitive both in their design and in the total compensation that they offer.

●
Performance-based. Certain officers have some portion of their incentive compensation linked to CEL-SCI’s performance. The application of performance measures as well as the form of the reward may vary depending on the employee’s position and responsibilities.

Based on a review of its compensation programs, CEL-SCI does not believe that such programs encourage any of its employees to take risks that would be likely to have a material adverse effect on CEL-SCI.  CEL-SCI reached this conclusion based on the following:

●
The salaries paid to employees are consistent with the employees’ duties and responsibilities.

●
Employees who have high impact relative to the expectations of their job duties and functions are rewarded.

●
CEL-SCI retains employees who have skills critical to its long term success.

Review of Executive Officer Compensation

CEL-SCI’s current policy is that the various elements of the compensation package are not interrelated in that gains or losses from past equity incentives are not factored into the determination of other compensation.  For instance, if options that are granted in a previous year have an exercise price which is below the market price of CEL-SCI’s common stock, the Committee does not take that circumstance into consideration in determining the amount of the options or restricted stock to be granted the next year.  Similarly, if the options or restricted shares granted in a previous year become extremely valuable, the Committee does not take that into consideration in determining the options or restricted stock to be awarded for the next year.

CEL-SCI does not have a policy with regard to the adjustment or recovery of awards or payments if relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Components of Compensation - Executive Officers

CEL-SCI’s executive officers are compensated through the following three components:

●
Base Salary
●
Long-Term Incentives (“LTIs”) (stock options and/or grants of common stock)
●
Benefits

These components provide a balanced mix of base compensation and compensation that are contingent upon each executive officer’s individual performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits. CEL-SCI wants to ensure that the compensation programs are appropriately designed to encourage executive officer retention and motivation to create shareholder value. The Compensation Committee believes that CEL-SCI’s stockholders are best served when CEL-SCI can attract and retain talented executives by providing compensation packages that are competitive but fair.

In past years, base salaries, benefits and incentive compensation opportunities were generally targeted near the median of general survey market data derived from indices covering similar biotech/pharmaceutical companies.  The companies included Advaxis, Inc., Amicus Therapeutics, Inc., Celsion Corp., CytRx Corporation, GERON Corp, Idera Pharmaceuticals, Inc., Northwest Biotherapeutics, Inc., Oragenics, Inc., TG Therapeutics, Inc., Venaxis, Inc., Arrowhead Research Corp, CorMedix Inc., Fibrocell Science, Inc., Hemispherx Biopharma, Inc., Mateon Therapeutics, Inc., Catalyst Bioscience, Inc., Sorrento Therapeutics, Inc., Tenax Therapeutics, Inc., Trovagene, Inc. and ZIOPHARM Oncology, Inc.

Base Salaries

Base salaries generally have been targeted to be competitive when compared to the salary levels of persons holding similar positions in other pharmaceutical companies and other publicly traded companies of comparable size. Each executive officer’s respective responsibilities, experience, expertise and individual performance are considered.

A further consideration in establishing compensation for the senior employees is their long term history with CEL-SCI. Taken into consideration are factors that have helped CEL-SCI survive in times when it was financially weak, such as: willingness to accept salary cuts, willingness not to be paid at all for extended time periods, and in general an attitude that helped CEL-SCI survive during financially difficult times.

Long-Term Incentives

Stock grants and option grants help to align the interests of CEL-SCI’s employees with those of its shareholders.  Options and stock grants are made under CEL-SCI’s Stock Option, Incentive Stock Bonus, Stock Bonus and Stock Compensation Plans.  Options are granted with exercise prices equal to the closing price of CEL-SCI’s common stock on the day immediately preceding the date of grant, with pro rata vesting at the end of each of the following three years.

CEL-SCI believes that grants of equity-based compensation:

●
Enhance the link between the creation of shareholder value and long-term executive incentive compensation;

●
Provide focus, motivation and retention incentive; and

●
Provide competitive levels of total compensation.

Benefits

In addition to cash and equity compensation programs, executive officers participate in the health and welfare benefit programs available to other employees. In a few limited circumstances, CEL-SCI provides other benefits to certain executive officers, such as car allowances.

All executive officers are eligible to participate in CEL-SCI’s 401(k) plan on the same basis as its other employees. CEL-SCI matches 100% of each employee’s contribution up to 6% of his or her salary.

Compensation Table

The following table sets forth in summary form the compensation received by (i) the Chief Executive and Financial Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the three fiscal years ended September 30, 2017.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Restricted Stock Awards (3)	Option Awards (4)	All Other Compen-sation (5)	Total
		$	$	$	$	$	$
Geert R. Kersten,	2017	437,461	--	15,900	326,961	55,631	835,953
Chief Executive	2016	558,432	--	15,900	--	54,981	629,314
Officer and Treasurer	2015	514,083	--	16,050	--	54,981	585,114

Patricia B. Prichep,	2017	171,028	--	13,704	217,974	9,031	411,737
Senior Vice President	2016	245,804	--	14,725	--	9,031	269,559
of Operations and	2015	235,702	--	14,128	--	6,906	256,736
Secretary

Eyal Talor, Ph.D.,	2017	270,163	--	9,600	217,974	6,031	503,768
Chief Scientific Officer	2016	303,597	--	9,600	--	6,031	319,227
xcxcxc	2015	290,983	--	9,600	--	6,031	306,613

Daniel Zimmerman, Ph.D.,	2017	166,320	--	13,333	35,989	6,031	221,673
Senior Vice President of	2016	228,413	--	13,708	37,081	6,031	285,233
Research, Cellular	2015	219,026	--	13,148	52,003	6,031	290,209
Immunology

John Cipriano,	2017	185,592	--	--	163,480	31	349,103
Senior Vice President of	2016	211,405	--	--	--	31	211,437
Regulatory Affairs	2015	202,718	--	--	--	31	202,749

(1)
The dollar value of base salary (cash and non-cash) earned. The officers of the Company received stock in lieu of salary increases in FY 2016 and 2015. On September 30, 2017, the Company had not paid and owed salaries to the following employees:

Name	Salary
Geert Kersten	$125,559
Patricia Prichep	$71,648
Eyal Talor, Ph.D.	$33,392
Daniel Zimmerman, Ph.D.	$62,088
John Cipriano	$31,828

(2)
The dollar value of bonus (cash and non-cash) earned.

(3)
The fair value of the shares of restricted stock issued during the periods covered by the table is shown as compensation for services to the persons listed in the table. For all persons listed in the table, the shares were issued as CEL-SCI's contribution on behalf of the named officer who participates in CEL-SCI's 401(k) retirement plan. The value of all stock awarded during the periods covered by the table is calculated according to ASC 718-10-30-3 which represented the grant date fair value.

(4)
The fair value of all stock options granted during the periods covered by the table are calculated on the grant date in accordance with ASC 718-10-30-3 which represented the grant date fair value.

(5)
All other compensation received that CEL-SCI could not properly report in any other column of the table including the dollar value of any insurance premiums paid by, or on behalf of, CEL-SCI with respect to term life insurance for the benefit of the named executive officer and car allowances paid by CEL-SCI. Includes board of director fees for Mr. Kersten.

Employee Pension, Profit Sharing or Other Retirement Plans

CEL-SCI has a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI’s employees. CEL-SCI’s contribution to the plan is made in shares of CEL-SCI's common stock. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. CEL-SCI's contribution of common stock is valued each quarter based upon the closing price of its common stock. The fiscal 2017 expenses for this plan were approximately $163,000. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors During Year Ended September 30, 2017

Name	Fees	Stock Awards (1)	Option Awards (2)	Total
Geert Kersten	$40,000	-	326,961	$366,961
Alexander Esterhazy (3)	$33,750	-	15,581	$49,331
Peter R. Young	$50,000	-	51,477	$101,477
Bruno Baillavoine	$45,000	-	51,477	$96,477

(1)
The fair value of stock issued for services.

(2)
The fair value of options granted computed in accordance with ASC 718-10-30-3 on the date of grant which represents their grant date fair value.

(3)
Mr. Esterhazy passed away on August 30, 2017.

Directors’ fees paid to Geert Kersten are included in the Executive Compensation table.

Employment Contracts

Geert Kersten

On August 31, 2016, CEL-SCI entered into a three-year employment agreement with Geert Kersten, CEL-SCI’s Chief Executive Officer. The employment agreement with Mr. Kersten, which is essentially the same as Mr. Kersten’s prior employment agreement, as amended on August 30, 2013, provides that, during the term of the agreement, CEL-SCI will pay Mr. Kersten an annual salary of $559,052, plus any increases in proportion to salary increases granted to other senior executive officers of CEL-SCI, as well any increases approved by the Board of Directors during the period of the employment agreement.

During the employment term, Mr. Kersten will be entitled to receive any other benefits which are provided to CEL-SCI's executive officers or other full time employees in accordance with CEL-SCI's policies and practices and subject to Mr. Kersten’s satisfaction of any applicable condition of eligibility.

If Mr. Kersten resigns within ninety (90) days of the occurrence of any of the following events: (i) a reduction in Mr. Kersten’s salary (ii) a relocation (or demand for relocation) of Mr. Kersten’s place of employment to a location more than ten (10) miles from his current place of employment, (iii) a significant and material reduction in Mr. Kersten’s authority, job duties or level of responsibility or the imposition of significant and material limitations on the Mr. Kersten’s autonomy in his position, or (iv) a Change in Control, then the employment agreement will be terminated and Mr. Kersten will be entitled to receive a lump-sum payment from CEL-SCI equal to 24 months of salary ($1,118,104) and the unvested portion of any stock options would vest immediately. For purposes of the employment agreement a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

The employment agreement will also terminate upon the death of Mr. Kersten, Mr. Kersten’s physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the employment agreement by Mr. Kersten.

If the employment agreement is terminated for any of the these reasons, Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination, any options or bonus shares of CEL-SCI then held by Mr. Kersten will become fully vested and the expiration date of any options which would expire during the four year period following his termination of employment will be extended to the date which is four years after his termination of employment.

Patricia B. Prichep / Eyal Talor, Ph.D.

On August 31, 2016, CEL-SCI entered into a three-year employment agreement with Patricia B. Prichep, CEL-SCI’s Senior Vice President of Operations. The employment agreement with Ms. Prichep, which is essentially the same as Ms. Prichep’s prior employment agreement entered into on August 30, 2013 provides that, during the term of the agreement, CEL-SCI will pay Ms. Prichep an annual salary of $245,804 plus any increases approved by the Board of Directors during the period of the employment agreement.

On August 31, 2016, CEL-SCI entered into a three-year employment agreement with Eyal Talor, Ph.D., CEL-SCI’s Chief Scientific Officer. The employment agreement with Dr. Talor, which is essentially the same as Dr. Talor’s prior employment agreement entered into on August 30, 2013, provides that, during the term of the agreement, CEL-SCI will pay Dr. Talor an annual salary of $303,453 plus any increases approved by the Board of Directors during the period of the employment agreement.

If Ms. Prichep or Dr. Talor resigns within ninety (90) days of the occurrence of any of the following events: (i) a relocation (or demand for relocation) of employee’s place of employment to a location more than ten (10) miles from the employee’s current place of employment, (ii) a significant and material reduction in the employee’s authority, job duties or level of responsibility or (iii) the imposition of significant and material limitations on the employee’s autonomy in her or his position, the employment agreement will be terminated and the employee will be paid the salary provided by the employment agreement through the date of termination and the unvested portion of any stock options held by the employee will vest immediately.

In the event there is a change in the control of CEL-SCI, the employment agreements with Ms. Prichep and Dr. Talor allow Ms. Prichep and/or Dr. Talor (as the case may be) to resign from her or his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 18 months of salary ($368,706 and $455,180 respectively). In addition, the unvested portion of any stock options held by the employee will vest immediately. For purposes of the employment agreements, a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

The employment agreements with Ms. Prichep and Dr. Talor will also terminate upon the death of the employee, the employee’s physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the employment agreement by the employee. If the employment agreement is terminated for any of these reasons the employee, or her or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination.

Compensation Committee Interlocks and Insider Participation

CEL-SCI has a compensation committee comprised of Mr. Bruno Baillavoine and Dr. Peter Young, both of whom are independent directors.

During the year ended September 30, 2017, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

Loan from Officer and Director

Between December 2008 and June 2009, CEL-SCI’s President, and a director, Maximilian de Clara, loaned CEL-SCI $1,104,057.  Between July 2009 and July 2015, the loan from Mr. de Clara bore interest at 15% per year. At Mr. de Clara’s option, the loan was convertible into shares of CEL-SCI’s common stock, determined by dividing the amount to be converted by $100.00.  In accordance with the loan agreement, CEL-SCI issued Mr. de Clara warrants to purchase 6,593 shares of CEL-SCI’s common stock at a price of $100.00 per share.  These warrants expired on December 24, 2014.  In consideration for an extension of the due date, Mr. de Clara received warrants to purchase 7,397 shares of CEL-SCI’s common stock at a price of $125.00 per share.  These warrants expired on January 6, 2015.  In consideration of Mr. de Clara’s agreement to subordinate his note to the convertible preferred shares and convertible debt as part of a prior year settlement agreement, CEL-SCI extended the maturity date of the note to July 6, 2015.   In August 2014, the loan was transferred to the de Clara Trust, of which CEL-SCI’s Chief Executive Officer, Geert Kersten, is the trustee and a beneficiary.  Mr. de Clara continued to receive the interest payments.

On June 29, 2015, CEL-SCI extended the maturity date of the note to July 6, 2017, lowered the interest rate to 9% per year and changed the conversion price to $14.75, the closing stock price on the previous trading day.   The new terms were effective July 7, 2015.   Concurrently, CEL-SCI extended the expiration date of the Series N warrants to August 18, 2017.

On October 11, 2015, at the request of Lake Whillans Vehicle I, LLC, the note was extended for one year to July 6, 2018.

On January 12, 2016, CEL-SCI owed the de Clara Trust $1,105,989, which amount included accrued and unpaid interest. On January 13, 2016, the de Clara Trust demanded payment on the note payable. At the same time CEL-SCI sold 120,000 shares of its common stock and 120,000 Series X warrants to the de Clara Trust for approximately $1,100,000. Each warrant allows the de Clara Trust to purchase one share of CEL-SCI’s common stock at a price of $9.25 per share at any time on or before January 13, 2021.

Stock Option, Bonus and Compensation Plans

CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option, Stock Bonus, Stock Compensation Plans and an Incentive Stock Bonus Plan. All Stock Option, Bonus and Compensation Plans have been approved by the stockholders. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

Incentive Stock Option Plans. The Incentive Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons who exercise options granted pursuant to the Plans. Only CEL-SCI’s employees may be granted options pursuant to the Incentive Stock Option Plans.

Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the common stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plans may not be exercisable by its terms after ten years from the date of grant.

The purchase price per share of common stock purchasable under an option is determined by CEL-SCI’s Compensation Committee but cannot be less than the fair market value of the common stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI's outstanding shares).

Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting CEL-SCI’s common stock. The option exercise price is determined by CEL-SCI’s Compensation Committee.

Stock Bonus Plans. Under the Stock Bonus Plans, shares of CEL-SCI’s common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting CEL-SCI’s common stock.

Stock Compensation Plans. Under the Stock Compensation Plan, shares of CEL-SCI’s common stock may be issued to CEL-SCI’s employees, directors, officers, consultants and advisors in payment of salaries, fees and other compensation owed to these persons. However, bona fide services must be rendered by consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting CEL-SCI’s common stock.

Incentive Stock Bonus Plan. Under the 2014 Incentive Stock Bonus Plan, shares of CEL-SCI’s common stock may be issued to executive officers and other employees who contribute significantly to the success of CEL-SCI, so as to allow such persons to participate in CEL-SCI’s future prosperity and growth and to align their interests with those of CEL-SCI’s shareholders. The purpose of the Plan is to provide long term incentive for outstanding service to CEL-SCI and its shareholders and to assist in recruiting and retaining people of outstanding ability and initiative in executive and management positions.

Other Information Regarding the Plans. The Plans are administered by CEL-SCI's Compensation Committee (“the Committee”), each member of which is a director of CEL-SCI. The members of the Committee were selected by CEL-SCI's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plans or Stock Compensation Plan and any options granted pursuant to the Incentive Stock Option Plans or the Non-Qualified Stock Option Plans will be forfeited if the "vesting" schedule established by the Committee administering the Plans at the time of the grant is not met. Vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of common stock underlying options may be paid through the delivery of shares of CEL-SCI's common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Committee.

Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plans will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted.

Stock Options

The following tables show information concerning the options granted during the fiscal year ended September 30, 2017, to the persons named below:

Options Granted
Name	Grant Date	Options Granted	Price Per Share	Expiration Date

Geert Kersten	7/28/2017	180,000	$ 2.18	7/27/2027

Patricia Prichep	7/28/2017	120,000	$ 2.18	7/27/2027

Eyal Talor	7/28/2017	120,000	$ 2.18	7/27/2027

Daniel Zimmerman	6/29/2017	6,000	$ 1.87	6/28/2027
Daniel Zimmerman	9/18/2017	20,000	$ 1.59	9/17/2027

John Cipriano	7/28/2017	90,000	$ 2.18	7/27/2027

Bruno Baillavoine	6/12/2017	7,500	$ 2.50	6/11/2027
Bruno Baillavoine	7/28/2017	20,000	$ 2.18	7/27/2027

Peter Young	6/12/2017	7,500	$ 2.50	6/11/2027
Peter Young	7/28/2017	20,000	$ 2.18	7/27/2027

The following tables show information concerning the options cancelled and exercised during the fiscal year ended September 30, 2017 to CEL-SCI’s officers and directors:

Options Cancelled

Name	Total Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)

None

Options Exercised

	Date of	Shares Acquired	Value
Name	Exercise	On Exercise	Realized

None

The following lists the outstanding options held by the persons named below as of September 30, 2017:

	Shares underlying unexercised
	Option which are:		Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

Geert R. Kersten	800		155.00	03/04/18
	7,354(1)		62.50	04/23/19
	5,334(2)		95.00	07/06/19
	1,200		95.00	07/20/19
	1,200		120.00	07/20/20
	1,200		172.50	04/14/21
	1,800		97.50	05/17/22
	7,560		70.00	12/17/17
	11,080		70.00	12/17/22
	1,800		52.50	06/30/23
	3,600		27.25	02/25/24
	42,928

		10,666(2)	95.00	07/06/19
		8,920	70.00	12/17/22
		180,000	2.18	07/27/27
		199,586

	Shares underlying unexercised
	Option which are:		Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

Patricia B. Prichep	400		155.00	03/04/18
	2,868(1)		62.50	04/23/19
	4,000(2)		95.00	07/06/19
	600		95.00	07/20/19
	600		120.00	07/20/20
	600		172.50	04/14/21
	1,200		97.50	05/17/22
	2,320		70.00	12/17/17
	4,624		70.00	12/17/22
	1,200		52.50	06/30/23
	2,400		27.25	02/25/24
	20,812
		8,000(2)	95.00	07/06/19
		1,376	70.00	12/17/22
		120,000	2.18	07/27/27
		129,376

Eyal Talor, Ph.D.	400		155.00	03/04/18
	963(1)		62.50	04/23/19
	4,000(2)		95.00	07/06/19
	600		95.00	07/20/19
	600		120.00	07/20/20
	600		172.50	04/14/21
	1,200		97.50	05/17/22
	1,497		70.00	12/17/17
	4,624		70.00	12/17/22
	1,200		52.50	06/30/23
	2,400		27.25	02/25/24
	18,084
		8,000(2)	95.00	07/06/19
		1,376	70.00	12/17/22
		120,000	2.18	07/27/27
		129,376

Daniel Zimmerman, Ph.D.	300		155.00	03/04/18
	600		120.00	07/20/20
	600		172.50	04/14/21
	900		97.50	05/17/22
	1,568		70.00	12/17/17
	900		52.50	06/30/23
	1,800		27.25	02/25/24
	8,000		27.50	08/05/24
	2,667		15.50	06/25/25
	1,334		11.75	07/21/26
	18,669
		1,333	15.50	06/25/25
		2,666	11.75	07/21/26
		6,000	1.87	06/28/27
		20,000	1.59	09/17/27
		29,999

	Shares underlying unexercised
	Option which are:		Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

John Cipriano	300		155.00	03/04/18
	600		120.00	07/20/20
	600		172.50	04/14/21
	400		62.50	09/30/19
	900		97.50	05/17/22
	900		57.50	06/30/23
	1,800		27.25	02/25/24
	5,500
		90,000	2.18	07/27/27
		90,000

(1)
Options awarded to employees who did not collect a salary, or reduced or deferred their salary, between September 15, 2008 and June 30, 2009. For example, Mr. Kersten and Ms. Prichep did not collect any salary between September 30, 2008 and June 30, 2009.

(2)
Long-term performance options: The Board of Directors has identified the successful Phase III clinical trial for Multikine to be the most important corporate event to create shareholder value. Therefore, one third of the options can be exercised when the first 400 patients are enrolled in CEL-SCI's Phase III head and neck cancer clinical trial. One third of the options can be exercised when all of the patients have been enrolled in the Phase III clinical trial. One third of the options can be exercised when the Phase III trial is completed. The grant-date fair value of these options awarded to the senior management of the Company amounts to $3.3 million in total.

Summary. The following shows certain information as of July 27, 2018 concerning the stock options and stock bonuses granted by CEL-SCI. Each option represents the right to purchase one share of CEL-SCI's common stock.

Name of Plan	Total Shares Reserved Under Plans	Shares Reserved for Outstanding Options	Shares Issued	Remaining Options/Shares Under Plans

Incentive Stock Option Plans	138,400	123,558	N/A	385
Non-Qualified Stock Option Plans	3,387,200	2,946,606	N/A	399,533
Stock Bonus Plans	783,760	N/A	288,337	495,390
Stock Compensation Plan	134,000	N/A	118,590	15,410
Incentive Stock Bonus Plan	640,000	N/A	624,000	16,000

Of the shares issued pursuant to CEL-SCI's Stock Bonus Plans, 209,015 shares were issued as part of CEL-SCI's contribution to its 401(k) plan.

The following table shows the weighted average exercise price of the outstanding options granted pursuant to CEL-SCI’s Incentive and Non-Qualified Stock Option Plans as of September 30, 2017, CEL-SCI’s most recent fiscal year end. CEL-SCI’s Incentive and Non-Qualified Stock Option Plans have been approved by CEL-SCI's shareholders.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a)

Incentive Stock Option Plans	124,758	$38.82	454
Non-Qualified Stock Option Plans	1,115,086	$13.93	42,830

Compensation Committee

During the year ending September 30, 2017, CEL-SCI had a Compensation Committee which was comprised of Alexander Esterhazy, Peter Young and Bruno Baillavoine. Mr. Esterhazy passed away on August 30, 2017. During the year ended September 30, 2017, the Compensation Committee formerly met on two occasions.

The following is the report of the Compensation Committee:

The key components of CEL-SCI’s executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI’s policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered.

CEL-SCI’s long-term incentive program formerly consisted of periodic grants of stock options with an exercise price equal to the fair market value of CEL-SCI’s common stock at the close of the previous trading day. To encourage retention, the ability to exercise options granted under the program was subject to vesting restrictions. Decisions made regarding the timing and size of option grants took into account the performance of both CEL-SCI and the employee, “competitive market” practices, and the size of the option grants made in prior years. The weighting of these factors varied and was subjective.

Since share price and performance targets during the lengthy drug development process are not always logically aligned, a major change in the long term incentive plan for senior and middle management was introduced in 2014. This substituted restricted shares issued from the 2014 Incentive Stock Bonus Plan for options. These shares were not vested at issuance and are held in escrow. The shares will only be earned upon the achievement of certain milestones leading to the commercialization of CEL-SCI’s Multikine technology or upon specified increases in the market price of CEL-SCI’s stock. The first milestone for the restricted stock was reached in January 2015; however, CEL-SCI’s Compensation Committee amended the term of the restricted stock so that is the shares are not vested and still held in escrow. If the performance or market criteria are not met as specified in the Incentive Stock Bonus Plan ten years after the grant date, then the portion of the awarded shares that have not been earned will be forfeited.

On August 31, 2016, CEL-SCI entered into a three-year employment agreement with Geert Kersten, CEL-SCI’s Chief Executive Officer. The employment agreement with Mr. Kersten, which is essentially the same as Mr. Kersten’s prior employment agreement, as amended on August 30, 2013, provided that, during the term of the agreement, CEL-SCI would pay Mr. Kersten an annual salary of $559,052, plus any increases in proportion to salary increases granted to other senior executive officers of CEL-SCI, as well any increases approved by the Board of Directors during the period of the employment agreement.

On August 31, 2016, CEL-SCI entered into a three-year employment agreement with Patricia B. Prichep, CEL-SCI’s Senior Vice President of Operations. The employment agreement with Ms. Prichep, which is essentially the same as Ms. Prichep’s prior employment agreement entered into on August 30, 2013 provided that, during the term of the agreement, CEL-SCI would pay Ms. Prichep an annual salary of $245,804 plus any increases approved by the Board of Directors during the period of the employment agreement.

On August 31, 2016, CEL-SCI entered into a three-year employment agreement with Eyal Talor, Ph.D., CEL-SCI’s Chief Scientific Officer. The employment agreement with Dr. Talor, which is essentially the same as Dr. Talor’s prior employment agreement entered into on August 30, 2013, provided that, during the term of the agreement, CEL-SCI would pay Dr. Talor an annual salary of $303,453 plus any increases approved by the Board of Directors during the period of the employment agreement.

During the year ending September 30, 2017, the compensation paid to CEL-SCI’s other executive officers was based on a variety of factors, including the performance in the executive's area of responsibility, the executive's individual performance, the executive's experience in his or her role, the executive's length of service with CEL-SCI, the achievement of specific goals established for CEL-SCI and its business, and, in certain instances, to the achievement of individual goals.

Financial or stockholder value performance comparisons were not used to determine the compensation of CEL-SCI’s other executive officers since CEL-SCI’s financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to CEL-SCI’s financial or stock price performance can be misleading.

During the year ended September 30, 2017, CEL-SCI granted options for the purchase of 536,000 shares of CEL-SCI’s common stock to CEL-SCI’s executive officers. In granting the options to CEL-SCI’s executive officers, the Board of Directors considered the same factors which were used to determine the cash compensation paid to such officers.

Except as otherwise disclosed in this proxy statement, during the year ended September 30, 2017, CEL-SCI did not issue any shares of its common stock to its officers or directors in return for services provided to CEL-SCI.

The foregoing report has been approved by the members of the Compensation Committee:

Peter Young
Bruno Baillavoine

CEL-SCI’s Compensation Committee Charter can be reviewed at CEL-SCI’s website: cel-sci.com/about cel-sci/corporate overview.

Audit Committee

During the year ended September 30, 2017, CEL-SCI had an Audit Committee comprised of Alexander Esterhazy, Peter Young and Bruno Baillavoine. Mr. Esterhazy passed away on August 30, 2017. All members of the Audit Committee were independent as defined by Section 803 of the NYSE American Listing Standards. Dr. Young serves as the audit committee’s financial expert. The purpose of the Audit Committee is to review and approve the selection of CEL-SCI’s independent registered public accounting firm and review CEL-SCI’s financial statements with CEL-SCI’s independent registered public accounting firm.

During the fiscal year ended September 30, 2017, the Audit Committee met six times. All the members of the Audit Committee attended these meetings.

The following is the report of the Audit Committee:

(1)
The Audit Committee reviewed and discussed CEL-SCI’s audited financial statements for the year ended September 30, 2017 with CEL-SCI’s management.

(2)
The Audit Committee discussed with CEL-SCI’s independent registered public accounting firm the matters required to be discussed by PCAOB (Public Company Accounting Oversight Board) Standard No. 16 “Communication with Audit Committees”.

(3)
The Audit Committee has received the written disclosures and the letter from CEL-SCI’s independent registered public accounting firm required by PCAOB independence standards, and had discussed with CEL-SCI’s independent registered public accounting firm the independent registered public accounting firm’s independence; and

(4)
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CEL-SCI’s Annual Report on Form 10-K for the year ended September 30, 2017 for filing with the Securities and Exchange Commission.

(5)
During the year ended September 30, 2017, CEL-SCI paid BDO USA, LLP, CEL-SCI’s independent registered public accounting firm, fees for professional services rendered for the audit of CEL-SCI’s annual financial statements and the reviews of the financial statements included in CEL-SCI’s 10-Q reports for the fiscal year and all regulatory filings. The Audit Committee is of the opinion that these fees are consistent with BDO USA, LLP maintaining its independence from CEL-SCI.

The foregoing report has been approved by the members of the Audit Committee:

Peter Young
Bruno Baillavoine

CEL-SCI’s Board of Directors has adopted a written charter for the Audit Committee. CEL-SCI’s Audit Committee Charter can be reviewed at CEL-SCI’s website: cel-sci.com/about cel-sci/corporate overview.

PROPOSAL TO APPROVE THE ADOPTION OF THE
2018 NON-QUALIFIED STOCK OPTION PLAN

Shareholders are being requested to approve the adoption of CEL-SCI’s 2018 Non-Qualified Stock Option Plan. CEL-SCI’s employees, directors, officers, consultants, and advisors are eligible to be granted options pursuant to the 2018 Non-Qualified Plan as may be determined by CEL-SCI’s Board of Directors or the Compensation Committee, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction or promoting CEL-SCI’s common stock.

The 2018 Non-Qualified Plan authorizes the issuance of up to 2,200,000 shares of CEL-SCI’s common stock to persons that exercise options granted pursuant to the Plan. As of July 27, 2018, CEL-SCI granted 1,847,808 options to purchase shares of common stock under the 2018 Non-Qualified Stock Option Plan. However, these options cannot be exercised unless the 2018 plan is approved by CEL-SCI’s shareholders.

The 2018 Non-Qualified Plan will function and be administered in the same manner as CEL-SCI’s 2017 Non-Qualified Plan, except that any options granted pursuant to the 2018 Plan must have a minimum vesting period of one year, including that the exercise price of any options granted pursuant to 2018 Plan may not be changed, except in the case of stock splits, reorganizations or recapitalizations and there are no provisions requiring CEL-SCI to pay cash for an option under any circumstances. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2018 Non-Qualified Stock Option Plan.

PROPOSAL TO APPROVE THE ADOPTION OF THE
2018 STOCK BONUS PLAN

Shareholders are being requested to approve the adoption of CEL-SCI’s 2018 Stock Bonus Plan. The purpose of the 2018 Stock Bonus Plan is to furnish additional compensation and incentives to CEL-SCI’s employees, directors, officers, consultants and advisors and to allow CEL-SCI to continue to make contributions to its 401(k) plan with shares of its common stock instead of cash.

Since 1993 CEL-SCI has maintained a defined contribution retirement plan (also known as a 401(k) Plan) covering substantially all CEL-SCI’s employees. Since 1998 CEL-SCI’s contribution to the plan has been made in shares of CEL-SCI’s common stock as opposed to cash. CEL-SCI’s contribution of common stock is made quarterly and is valued based upon the price of CEL-SCI’s common stock on the NYSE American. The Board of Directors is of the opinion that contributions to the 401(k) plan with shares of CEL-SCI’s common stock serves to further align the interest of CEL-SCI’s employees with CEL-SCI’s shareholders.

The 2018 Stock Bonus Plan, if adopted, will authorize the issuance of up to 400,000 shares of CEL-SCI’s common stock to persons granted stock bonuses pursuant to the plan. As of June 30, 2018, CEL-SCI had not granted any stock bonuses pursuant to the 2018 Stock Bonus Plan.

The 2018 Stock Bonus Plan will function and be administered in the same manner as CEL-SCI’s existing Stock Bonus Plans except that any shares issued pursuant to the Plan will not be entitled to any dividends until any vesting requirements established by the Board of Directors when the shares were issued have been satisfied. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2018 Stock Bonus Plans.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected BDO USA, LLP, an independent registered public accounting firm, to audit the books and records of CEL-SCI for the fiscal year ending September 30, 2018. A representative of BDO USA, LLP is expected to be present at the shareholders’ meeting.

BDO USA, LLP served as CEL-SCI’s auditors for the years ended September 30, 2017 and 2016. The following table shows the aggregate fees billed to CEL-SCI during these years by BDO USA, LLP:

	Year Ended September 30,
	2017	2016
Audit Fees	$375,000	$311,000
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--

Audit fees represent amounts billed for professional services rendered for the audit of CEL-SCI’s annual financial statements and the reviews of the financial statements included in CEL-SCI’s 10-Q reports for the fiscal year and all regulatory filings. Before BDO USA, LLP was engaged by CEL-SCI to render audit or non-audit services, the engagement was approved by CEL-SCI’s audit committee. CEL-SCI’s Board of Directors is of the opinion that the Audit Fees charged by BDO USA, LLP are consistent with BDO USA, LLP maintaining its independence from CEL-SCI.

The Board of Directors recommends that the shareholders of CEL-SCI approve its selection of BDO USA, LLP as CEL-SCI’s independent public accounting firm to audit the books and records of CEL-SCI for the year ending September 30, 2018.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

CEL-SCI’s Annual Report on Form 10-K for the year ending September 30, 2017 is available at www.irdirect.net/cvm/sec_filings.

SHAREHOLDER PROPOSALS

Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following CEL-SCI’s fiscal year ending September 30, 2018 must be received by the Secretary of CEL-SCI no later than January 2, 2019.

GENERAL

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by CEL-SCI including any additional solicitation made by letter or telephone. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject CEL-SCI to additional expense.

CEL-SCI’s Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

Please complete, sign and return the attached proxy promptly

CEL-SCI
Empowering Immune Defenses

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
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C123456789

000000000.000000 ext 000000000.000000 ext
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000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on September 20, 2018.

Vote by Internet

- Go to **www.envisionreports.com/CVM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposals 2 – 4.

Nominees:	For	Withhold		For	Withhold		For	Withhold
01 - Geert R. Kersten	☐	☐	02 - Peter R. Young	☐	☐	03 - Bruno Baillavoine	☐	☐
04 - Robert Watson	☐	☐						

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 3 8 6 4 6 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02W5MA

Directions to the Annual Meeting can be found at www.cel-sci.com/annual_meeting.html.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CEL-SCI
Empowering Immune Defenses

PROXY — CEL-SCI CORPORATION

The undersigned stockholder of CEL-SCI acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held September 20, 2018, 10:30 a.m. local time, at 4820-C Seton Drive, Baltimore, MD 21215, and hereby appoints Geert R. Kersten with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND ITEMS 2 THROUGH 4.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposals 2 – 4.

Nominees:	For	Withhold		For	Withhold		For	Withhold
01 - Geert R. Kersten	☐	☐	02 - Peter R. Young	☐	☐	03 - Bruno Baillavoine	☐	☐
04 - Robert Watson	☐	☐						

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 8 6 4 6 4 2

02W6NA

Directions to the Annual Meeting can be found at www.cel-sci.com/annual_meeting.html.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CEL-SCI
Empowering Immune Defenses

PROXY — CEL-SCI CORPORATION

The undersigned stockholder of CEL-SCI acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held September 20, 2018, 10:30 a.m. local time, at 4820-C Seton Drive, Baltimore, MD 21215, and hereby appoints Geert R. Kersten with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND ITEMS 2 THROUGH 4.